Exhibit 99.1

Sabre Reports First Quarter 2016 Results

•	First quarter revenue increased 21.0%, Adjusted EBITDA increased 18.0%, and Adjusted EPS increased 51.9%

•	Airline and Hospitality Solutions revenue increased 16.3%

•	Travel Network revenue increased 23.1%, with bookings growth of 27.9%

•	Trust acquisition completed on January 14, expanding Sabre Hospitality Solutions' scale and global footprint

•	Reiterating full year 2016 guidance

SOUTHLAKE, Texas – April 28, 2016 – Sabre Corporation (NASDAQ: SABR) today announced financial results for the quarter ended March 31, 2016.

“Our solid start to the year sets us on a course to meet our full-year operational and financial objectives,” said Tom Klein, Sabre president and CEO. “Our focus on creating platforms for innovation and enabling our customers' success continues to drive our growth. The breadth of our software solutions and depth of our customer relationships uniquely positions us to continue to define and lead the travel technology industry."

Q1 2016 Financial Summary

Sabre consolidated first quarter revenue increased 21.0% to $859.5 million, compared to $710.3 million for the same period last year.

Consolidated income from continuing operations totaled $92.9 million, compared to $49.3 million in the first quarter of 2015. Consolidated Adjusted EBITDA was $287.5 million, an 18.0% increase from $243.6 million in the first quarter of 2015. The increase in consolidated Adjusted EBITDA is the result of Adjusted EBITDA increases of 17.7% in Travel Network and 16.0% in Airline and Hospitality Solutions, respectively.

For the quarter, Sabre reported income from continuing operations of $0.33 per share compared to $0.18 in the first quarter of 2015. Adjusted net income from continuing operations per share (Adjusted EPS) increased 51.9% to $0.41 from $0.27 per share in the first quarter of 2015.

Cash flow from operations totaled $140.2 million, an increase of 6.4% compared to $131.8 million in the first quarter of 2015. First quarter Free Cash Flow was $64.7 million, compared to $69.9 million in the year ago period. Capital expenditures totaled $75.5 million, compared to $61.9 million in the year ago period. Adjusted Capital Expenditures, which include capitalized implementation costs, totaled $95.4 million, compared to $76.2 million in the first quarter of 2015.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended March 31,
	2016	2015	% Change
Total Company (Continuing Operations):

Revenue	$859,543	$710,348	21.0

Adjusted Gross Margin*	$388,196	$320,722	21.0

Adjusted EBITDA*	$287,480	$243,586	18.0

Adjusted Operating Income*	$212,990	$163,227	30.5

Adjusted Net Income*	$114,648	$74,934	53.0
Adjusted EPS*	$0.41	$0.27	51.9

Income from continuing operations	$92,919	$49,330	88.4
Income from continuing operations per share	$0.33	$0.18	83.3

Cash Flow from Operations	$140,165	$131,773	6.4
Capital Expenditures	$75,472	$61,912	21.9
Adjusted Capital Expenditures*	$95,429	$76,239	25.2

Free Cash Flow*	$64,693	$69,861	(7.4)

Net Debt (total debt, less cash)	$3,212,678	$2,632,432
Net Debt / LTM Adjusted EBITDA	3.3x	3.0x

Airline and Hospitality Solutions:

Revenue	$238,380	$204,900	16.3

Passengers Boarded	183,392	126,174	45.3

Operating Income	$47,145	$28,491	65.5

Adjusted EBITDA*	$82,938	$71,488	16.0

Travel Network:

Revenue	$625,476	$507,930	23.1
Transaction Revenue	$581,682	$447,295	30.0
Subscriber / Other Revenue	$43,794	$60,635	(27.8)

Air Bookings	119,866	91,423	31.1
Non-air Bookings	15,021	14,011	7.2
Total Bookings	134,887	105,434	27.9

Bookings Share	37.4%	35.7%

Operating Income	$241,544	$197,251	22.5

Adjusted EBITDA*	$273,174	$232,087	17.7
*indicates non-GAAP financial measure; see descriptions and reconciliations below

Sabre Airline and Hospitality Solutions

First quarter 2016 Airline and Hospitality Solutions revenue increased 16.3% to $238.4 million compared to $204.9 million for the same period in 2015. Contributing to the rise in revenue was a 45.3% increase in airline passengers boarded through the SabreSonic reservation solution. Passengers boarded growth was driven by the implementation of American Airlines to the platform in the fourth quarter of 2015 and organic passengers boarded growth in the existing customer base. Additionally, Airline Solutions saw solid growth in AirVision and AirCentre commercial and operations offerings. Segment growth was also bolstered by continued momentum in Sabre Hospitality Solutions, which was augmented by the acquisition of the Trust Group early in the quarter.

First quarter Sabre Airline and Hospitality Solutions Adjusted EBITDA increased 16.0% to $82.9 million from $71.5 million in the prior year period. Adjusted EBITDA margin was 34.8%, compared to 34.9% for the prior year quarter.

Sabre Travel Network

First quarter Travel Network revenue increased 23.1% to $625.5 million, compared to $507.9 million for the same period in 2015. First quarter 2016 Travel Network Adjusted EBITDA increased 17.7% to $273.2 million from $232.1 million in the first quarter of 2015.
Total bookings increased 27.9%, driven by the acquisition of Abacus in July 2015 and growth in all regions except Latin America. Excluding the Abacus acquisition, Travel Network global bookings increased 4.6% in the quarter, with 3.8% growth in North America, 11.7% growth in EMEA, and a decline of 2.5% in Latin America.

Business Outlook and Financial Guidance

Sabre reiterated full year 2016 guidance. Sabre continues to expect full-year revenue and Adjusted EBITDA growth to be in the mid-teens with Adjusted Net Income and Adjusted EPS growth of approximately 30%. Sabre continues to expect Free Cash Flow to approach $400 million for the full year 2016.

In summary, Sabre's full year 2016 guidance is as follows:

Full-Year 2016 Guidance	Range	Growth Rate
($ millions, except for EPS)
Revenue	$3,390 - $3,430	14.5% - 15.8%

Adjusted EBITDA	$1,080 - $1,100	14.7% - 16.8%

Adjusted Net Income	$395 - $415	28.2% - 34.7%

Adjusted EPS	$1.40 - $1.47	27.3% - 33.6%

Free Cash Flow	Approaching $400M	Over 60%

Conference Call

Sabre will conduct its first quarter 2016 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Sabre Investor Relations website at investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

Investor Day

Sabre plans to host an investor day at the NASDAQ MarketSite in New York City on Tuesday, May 17, 2016. A live audio webcast of the session can be accessed on the Sabre Investor Relations website at investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is the leading technology provider to the global travel industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than $120 billion of estimated travel spend annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre operates offices in approximately 160 countries around the world.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, investors.sabre.com. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that we obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. We have not independently verified this third-party information nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, and the ratios based on these financial measures. We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "outlook," "guidance," “expect,” "will,"

“may,” “should,” “would,” “intend,” “believe,” “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, the financial and business effects of acquisitions, including integration of these acquisitions, adverse global and regional economic and political conditions, including, but not limited to, economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies, risks arising from global operations, exposure to pricing pressure in the Travel Network business, the implementation and effects of new agreements, dependence on maintaining and renewing contracts with customers and other counterparties, dependence on relationships with travel buyers, changes affecting travel supplier customers, travel suppliers’ usage of alternative distribution models, and competition in the travel distribution market and solutions markets. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 19, 2016. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media	Investors
Tim Enstice	Barry Sievert
+1-682-605-6162	sabre.investorrelations@sabre.com
tim.enstice@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue	$859,543	$710,348
Cost of revenue (1) (2)	554,265	468,998
Selling, general and administrative (2)	133,856	122,358
Operating income	171,422	118,992
Other income (expense):
Interest expense, net	(41,202)	(46,453)
Joint venture equity income	763	8,519
Other, net	3,360	(4,445)
Total other expense, net	(37,079)	(42,379)
Income from continuing operations before income taxes	134,343	76,613
Provision for income taxes	41,424	27,283
Income from continuing operations	92,919	49,330
Income from discontinued operations, net of tax	13,350	158,911
Net income	106,269	208,241
Net income attributable to noncontrolling interests	1,102	747
Net income attributable to common stockholders	$105,167	$207,494

Basic net income per share attributable to common stockholders:
Income from continuing operations	$0.33	$0.18
Income from discontinued operations	0.05	0.59
Net income per common share	$0.38	$0.77
Diluted net income per share attributable to common stockholders:
Income from continuing operations	$0.33	$0.18
Income from discontinued operations	0.05	0.57
Net income per common share	$0.37	$0.75
Weighted-average common shares outstanding:
Basic	275,568	269,184
Diluted	281,963	276,688

Dividends per common share	$0.13	$0.09

(1) Includes amortization of upfront incentive consideration	$12,337	$11,172
(2) Includes stock-based compensation as follows:
Cost of revenue	$4,074	$3,533
Selling, general and administrative	6,215	5,261

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$111,702	$321,132
Accounts receivable, net	456,941	375,789
Prepaid expenses and other current assets	92,719	81,167
Total current assets	661,362	778,088
Property and equipment, net of accumulated depreciation of $882,944 and $850,587	652,721	627,529
Investments in joint ventures	24,479	24,348
Goodwill	2,535,585	2,440,431
Acquired customer relationships, net of accumulated amortization of $583,907 and $561,876	460,358	416,887
Other intangible assets, net of accumulated amortization of $492,049 and $480,037	433,856	419,666
Deferred income taxes	115,431	44,464
Other assets, net	675,331	642,214
Total assets	$5,559,123	$5,393,627

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$156,398	$138,421
Accrued compensation and related benefits	68,144	99,382
Accrued subscriber incentives	220,020	185,270
Deferred revenues	196,119	165,124
Other accrued liabilities	210,949	221,976
Current portion of debt	204,824	190,315
Tax Receivable Agreement	111,161	—
Total current liabilities	1,167,615	1,000,488
Deferred income taxes	109,926	83,562
Other noncurrent liabilities	543,497	656,093
Long-term debt	3,085,492	3,169,344

Stockholders’ equity
Common Stock: $0.01 par value; 450,000,000 authorized shares; 281,380,008 and 279,082,473 shares issued, 276,873,366 and 274,955,830 shares outstanding at March 31, 2016 and December 31, 2015, respectively	2,813	2,790
Additional paid-in capital	2,037,689	2,016,325
Treasury Stock, at cost, 4,506,642 and 4,126,643 shares at March 31, 2016 and December 31, 2015, respectively	(121,107)	(110,548)
Retained deficit	(1,172,747)	(1,328,730)
Accumulated other comprehensive loss	(96,595)	(97,135)
Noncontrolling interest	2,540	1,438
Total stockholders’ equity	652,593	484,140
Total liabilities and stockholders’ equity	$5,559,123	$5,393,627

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015
Operating Activities
Net income	$106,269	$208,241
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	96,283	90,061
Amortization of upfront incentive consideration	12,337	11,172
Litigation-related credits	(23,001)	(16,786)
Stock-based compensation expense	10,289	8,794
Allowance for doubtful accounts	3,972	3,355
Deferred income taxes	30,756	27,388
Joint venture equity income	(763)	(8,519)
Amortization of debt issuance costs	1,946	1,536
Other	(213)	4,952
Income from discontinued operations	(13,350)	(158,911)
Changes in operating assets and liabilities:
Accounts and other receivables	(74,362)	(70,827)
Prepaid expenses and other current assets	(9,039)	(3,388)
Capitalized implementation costs	(19,957)	(14,327)
Upfront incentive consideration	(23,028)	(6,523)
Other assets	(7,615)	(7,189)
Accrued compensation and related benefits	(31,810)	(27,317)
Accounts payable and other accrued liabilities	55,835	60,172
Deferred revenue including upfront solution fees	25,616	29,889
Cash provided by operating activities	140,165	131,773
Investing Activities
Additions to property and equipment	(75,472)	(61,912)
Acquisition, net of cash acquired	(158,668)	—
Other investing activities	—	148
Cash used in investing activities	(234,140)	(61,764)
Financing Activities
Proceeds of borrowings from lenders	161,000	—
Payments on borrowings from lenders	(232,296)	(5,614)
Net (payments) proceeds on the settlement of equity-based awards	(2,003)	9,781
Cash dividends paid to common stockholders	(35,956)	(24,391)
Other financing activities	(1,647)	(2,057)
Cash used in financing activities	(110,902)	(22,281)
Cash Flows from Discontinued Operations
Cash used in operating activities	(3,880)	(18,156)
Cash provided by investing activities	—	278,834
Cash (used in) provided by in discontinued operations	(3,880)	260,678
Effect of exchange rate changes on cash and cash equivalents	(673)	(5,528)
(Decrease) increase in cash and cash equivalents	(209,430)	302,878
Cash and cash equivalents at beginning of period	321,132	155,679
Cash and cash equivalents at end of period	$111,702	$458,557

Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Net Income from continuing operations per share (Adjusted EPS), Adjusted Capital Expenditures, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Gross Margin as operating income (loss) adjusted for selling, general and administrative expenses, amortization of upfront incentive consideration, and the cost of revenue portion of depreciation and amortization and stock-based compensation.

We define Adjusted Operating Income as operating income adjusted for joint venture equity income, acquisition-related amortization, restructuring and other costs, acquisition-related costs, litigation (reimbursements) costs, net, and stock-based compensation.

We define Adjusted Net Income as income from continuing operations adjusted for acquisition-related amortization, other, net, restructuring and other costs, acquisition-related costs, litigation (reimbursements) costs, net, stock-based compensation and the tax impact of net income adjustments.

We define Adjusted EBITDA as Adjusted Net Income adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, amortization of upfront incentive consideration, interest expense, net, and remaining provision for income taxes.

We define Adjusted EPS as Adjusted Net Income divided by the applicable share count.

We define Adjusted Capital Expenditures as additions to property and equipment and capitalized implementation costs.

We define Free Cash Flow as cash provided by operating activities less cash used in additions to property and equipment.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures and meet working capital requirements. Adjusted Capital Expenditures include cash flows used in investing activities, for property and equipment, and cash flows used in operating activities, for capitalized implementation costs. Our management uses this combined metric in making product investment decisions and determining development resource requirements. We also believe that Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS and Adjusted Capital Expenditures assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•	these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted Gross Margin and Adjusted EBITDA do not reflect cash requirements for such replacements;

•	Adjusted Operating Income, Adjusted Net Income and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;

•
Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and

•
other companies, including companies in our industry, may calculate Adjusted Gross Margin, Adjusted Operating Income, Adjusted Net Income, Adjusted EBITDA, Adjusted Capital Expenditures, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)

Reconciliation of Net income to Adjusted Net Income from continuing operations and Adjusted EBITDA:

	Three Months Ended March 31,
	2016	2015
Net income attributable to common stockholders	$105,167	$207,494
Income from discontinued operations, net of tax	(13,350)	(158,911)
Net income attributable to noncontrolling interests(1)	1,102	747
Income from continuing operations	92,919	49,330
Adjustments:
Acquisition-related amortization(2a)	34,130	21,675
Other, net(4)	(3,360)	4,445
Restructuring and other costs(5)	124	—
Acquisition-related costs(6)	108	1,811
Litigation (reimbursements) costs, net(7)	(3,846)	3,436
Stock-based compensation	10,289	8,794
Tax impact of net income adjustments	(15,716)	(14,557)
Adjusted Net Income from continuing operations	$114,648	$74,934
Adjusted Net Income from continuing operations per share	$0.41	$0.27
Diluted weighted-average common shares outstanding	281,963	276,688

Adjusted Net Income from continuing operations	$114,648	$74,934
Adjustments:
Depreciation and amortization of property and equipment(2b)	53,665	61,663
Amortization of capitalized implementation costs(2c)	8,488	7,524
Amortization of upfront incentive consideration(3)	12,337	11,172
Interest expense, net	41,202	46,453
Remaining provision for income taxes	57,140	41,840
Adjusted EBITDA	$287,480	$243,586

Reconciliation of Operating Income to Adjusted Operating Income:

	Three Months Ended March 31,
	2016	2015
Operating income	$171,422	$118,992
Adjustments:
Joint venture equity income	763	8,519
Acquisition-related amortization(2a)	34,130	21,675
Restructuring and other costs (5)	124	—
Acquisition-related costs(6)	108	1,811
Litigation (reimbursements) costs, net(7)	(3,846)	3,436
Stock-based compensation	10,289	8,794
Adjusted Operating Income	$212,990	$163,227

Reconciliation of Adjusted Capital Expenditures:

	Three Months Ended March 31,
	2016	2015
Additions to property and equipment	$75,472	$61,912
Capitalized implementation costs	19,957	14,327
Adjusted Capital Expenditures	$95,429	$76,239

Reconciliation of Free Cash Flow:

	Three Months Ended March 31,
	2016	2015
Cash provided by operating activities	$140,165	$131,773
Cash used in investing activities	(234,140)	(61,764)
Cash used in financing activities	(110,902)	(22,281)

	Three Months Ended March 31,
	2016	2015
Cash provided by operating activities	$140,165	$131,773
Additions to property and equipment	(75,472)	(61,912)
Free Cash Flow	$64,693	$69,861

Reconciliation of Operating Income (loss) to Adjusted Gross Margin and Adjusted EBITDA by segment:

	Three Months Ended March 31, 2016
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$241,544	$47,145	$(117,267)	$171,422
Add back:
Selling, general and administrative	33,373	18,241	82,242	133,856
Cost of revenue adjustments:
Depreciation and amortization(2)	17,660	35,490	13,357	66,507
Amortization of upfront incentive consideration(3)	12,337	—	—	12,337
Stock-based compensation	—	—	4,074	4,074
Adjusted Gross Margin	304,914	100,876	(17,594)	388,196
Selling, general and administrative	(33,373)	(18,241)	(82,242)	(133,856)
Joint venture equity income	763	—	—	763
Selling, general and administrative adjustments:
Depreciation and amortization(2)	870	303	28,603	29,776
Restructuring and other costs(5)	—	—	124	124
Acquisition-related costs(6)	—	—	108	108
Litigation reimbursements, net(7)	—	—	(3,846)	(3,846)
Stock-based compensation	—	—	6,215	6,215
Adjusted EBITDA	$273,174	$82,938	$(68,632)	$287,480

	Three Months Ended March 31, 2015
	Travel Network	Airline and Hospitality Solutions	Corporate	Total
Operating income (loss)	$197,251	$28,491	$(106,750)	$118,992
Add back:
Selling, general and administrative	21,884	17,979	82,495	122,358
Cost of revenue adjustments:
Depreciation and amortization(2)	13,812	42,729	8,126	64,667
Amortization of upfront incentive consideration(3)	11,172	—	—	11,172
Stock-based compensation	—	—	3,533	3,533
Adjusted Gross Margin	244,119	89,199	(12,596)	320,722
Selling, general and administrative	(21,884)	(17,979)	(82,495)	(122,358)
Joint venture equity income	8,519	—	—	8,519
Joint venture intangible amortization(2a)	801	—	—	801
Selling, general and administrative adjustments:
Depreciation and amortization(2)	532	268	24,594	25,394
Acquisition-related costs(6)	—	—	1,811	1,811
Litigation costs(7)	—	—	3,436	3,436
Stock-based compensation	—	—	5,261	5,261
Adjusted EBITDA	$232,087	$71,488	$(59,989)	$243,586

Non-GAAP Footnotes

(1)
Net Income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in Sabre Travel Network Middle East of 40% and in Sabre Seyahat Dagitim Sistemleri A.S. of 40%.

(2)	Depreciation and amortization expenses:

a.
Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date and amortization of the excess basis in our underlying equity in joint ventures.

b.	Depreciation and amortization of property and equipment includes software developed for internal use.

c.	Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3)
Our Travel Network business at times provides upfront incentive consideration to travel agency subscribers at the inception or modification of a service contract, which are capitalized and amortized to cost of revenue over an average expected life of the service contract, generally over three to five years. Such consideration is made with the objective of increasing the number of clients or to ensure or improve customer loyalty. Such service contract terms are established such that the supplier and other fees generated over the life of the contract will exceed the cost of the incentive consideration provided upfront. Such service contracts with travel agency subscribers require that the customer commit to achieving certain economic objectives and generally have terms requiring repayment of the upfront incentive consideration if those objectives are not met.

(4)
In the first quarter of 2016, we recognized a gain of $6 million associated with the receipt of an earn-out payment related to the sale of a business in 2013. In addition, other, net includes foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(5)
Restructuring and other costs represent charges associated with business restructuring and associated changes implemented which resulted in severance benefits related to employee terminations, integration and facility opening or closing costs and other business reorganization costs.

(6)	Acquisition-related costs represent fees and expenses incurred associated with the acquisition of the Trust Group and Abacus.

(7)	Litigation (reimbursements) costs, net represent charges and legal fee reimbursements associated with antitrust litigation.